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                                                                   EXHIBIT 10.21

                             Production Agreement

                                   Project:

This Production Agreement (hereinafter the "Agreement") is entered into the 7th day of March, 2000 by and between

ESPERION THERAPEUTICS, INC., a Delaware corporation located at 3621 S. State Street, 695 KMS Place, Ann Arbor, Michigan 48108, USA, hereinafter referred to as "ESPERION",

and

EUROGENTEC S.A., a Belgian corporation located at Parc Scientifique du Sart Tilman, B-4102 Seraing, Belgium, hereinafter referred to as "EUROGENTEC", hereinafter referred to individually as "a Party" or collectively as "the Parties",

Whereas the Parties wish to set forth in writing the terms and conditions under which EUROGENTEC will produce and supply to ESPERION, and ESPERION will purchase from EUROGENTEC, batches intended to be used in research, research (phamacokinetics, toxicology, stability, scale-up processes, production consistency, etc.), clinical development, scaling up of process, and production of consistency of ESPERION's compound Pro-Apolipoprotein A-I, in EUROGENTEC's production facilities at Seraing. The number of weeks required for of usage of EUROGENTEC's production facility is defined in Annex 3.

Now it is hereby agreed as follows:

Article 1  : Definitions

1.1 "Cell Bank" shall mean Master Cell Bank or derived Cell Bank including GMP, GLP and Working Cell Banks.

1.2 "Current Pharmaceutical Guidelines" shall refer to guidelines described in US 21 Part. 210 and 211 CFR cGMP regulation, US 21 Part. 600 CFR (additional regulation for Biologicals) and EC Guide to Good Manufacturing Practices.

1.3 "Clinical Batch" shall mean the fermentation of a strain of Escherichia coli (hereafter referred to as the "Strain") expressing the compound Pro-Apolipoprotein Al (hereinafter referred to as the "Product") and the purification of the Product in EUROGENTEC's pharmaceutical Production Unit, as hereinafter defined, applying Current Pharmaceutical Guidelines, with the intention to use the Product for research, preclinical research (phamacokinetics, toxicology, stability, scale-up processes, production consistency, etc.), and clinical development.

1.4 GMP shall mean the current rules for "Good Manufacturing Practice" as defined and published by the US Food and Drug Administration and the European Union equivalent administration for the manufacture of pharmaceutical products.
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1.5  "Product" shall mean human recombinant proapoplipoprotein A-I.

1.6 "Specification documents" shall mean the preparation and production instructions for each Clinical Batch, including batch protocols and records, identification of raw materials and specific instrumentation, the specifications for the Product, the identification of critical steps, the quality control methods and all information necessary to carry out the production and quality control operations.

Article 2  : The Production of Clinical Batches

2.1 EUROGENTEC shall diligently manufacture in its Production Unit Clinical Batches of the Product as ordered by ESPERION in accordance with the Current Pharmaceutical Guidelines and Specification documents (as defined in Annex 1) to be supplied by ESPERION before each Clinical Batch production.

2.2 The general responsibilities of EUROGENTEC and ESPERION for the preparation of Clinical Batches and/or Cell Banks are defined in Annex 1, which forms an integral part of this Agreement.

2.3 The products resulting from Clinical Batches produced by EUROGENTEC are bulk proapolipoprotein A-I for injection to be used in research, preclinical research (phamacokinetics, toxicology, stability, scale-up processes, production consistency, etc.), and clinical development to be conducted on a world-wide basis under the responsibility of ESPERION.

2.4 The production planning of Clinical Batches will be jointly defined by the Parties. The Specification documents will be made available to EUROGENTEC by ESPERION in due time to allow EUROGENTEC to produce in accordance with the Current Pharmaceutical Guidelines.

2.5  EUROGENTEC shall diligently assure the consistency of manufactured batches.

Article 3  : EUROGENTEC Production Unit, Equipment & Personnel

3.1 The preparation of Clinical Batches or Cell Banks will take place in the pharmaceutical multipurpose production unit of EUROGENTEC located at Parc Scientifique du Sart Tilman, B- 4102 Seraing, Belgium (phone 32.4.366.01.50 & fax 32.4.365.16.04) (the "Production Unit"). The Production Unit will be maintained, cleaned and operated by EUROGENTEC in compliance with Current Pharmaceutical Guidelines.

3.2 A currently registered (in Belgium) pharmacist, with knowledge of cGMP requirements, on EUROGENTEC's payroll will control the production of Clinical Batches.

3.3 ESPERION reserves the right to use some areas of the Production Unit (as such use is defined in Annex 3) for the period defined in Annex 3.

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Article 4  :Auditing

4.1 ESPERION, or a party designated by ESPERION, shall be permitted to audit the Production Unit of EUROGENTEC from time to time upon reasonable prior notice to EUROGENTEC.

4.2 The responsibilities for Quality Control sampling will be defined in the Process Document (as defined in Annexes 1 and 2 attached hereto). Samples from each Clinical Batch shall be kept at EUROGENTEC and shall be transferred to a location designated by ESPERION within two weeks upon the later of(a) one (1) year after the concerned Clinical Batch expiry date, or (b) two (2) years after the end of clinical studies upon ESPERION's request.

Article 5  :Compliance with Legal Requirements

5.1 All activities to be performed by EUROGENTEC under this Agreement and in the Production Unit shall comply with requirements enacted by the Belgian Ministry of Health, the U.S. Food and Drug Administration and any other relevant authority and shall be in compliance with Current Pharmaceuticals Guidelines and all applicable legal requirements. EUROGENTEC shall obtain and maintain any required authorization for the performance of this Agreement.

5.2 In particular, EUROGENTEC warrants to ESPERION that the Production Area dedicated to the performance of this Agreement as defined in Annex 3 will be independent from any other activity and that all precautions shall be taken by EUROGENTEC in order to avoid any cross contamination.

5.3 EUROGENTEC and ESPERION shall cooperate and be diligent in responding to all requests for information from, and in making all required filings with, regulatory authorities having jurisdiction to make such requests or require such filings. EUROGENTEC shall obtain and comply with all current licenses, consents, permits and regulations which may from time to time be required by appropriate legal and regulatory authorities with respect the performance of its obligations hereunder.

Article 6  :Price and Payment Conditions

6.1 All prices hereunder are in BEF and are exclusive of VAT. The prices to be paid by ESPERION for the performance of this Agreement are set forth in Annex 4 attached hereto, which forms an integral part of this Agreement. The total cost
for technology transfer is defined in Annex 4.   The total cost for production
is defined in Annex 4.

6.2 The exchange rate for conversion of BEF to US dollars shall be equal to a rolling three (3) month average exchange rate, calculated during the period covered by the services provided and starting with the month in which services commenced..

6.3 Raw materials, including entry QC and specific consumables, needed for the production of Clinical Batches or Cell Banks under this Agreement, other than chemical materials used by EUROGENTEC in quality control activities, are not included in the price referred to in Article

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6.1. and will be supplied and invoiced separately by EUROGENTEC. The total costs for raw materials is defined in Annex 4.

6.4 ESPERION shall pay upon signature of this Agreement an advance payment of 30% of the estimated price defined in Annex 4 attached hereto. This advance payment shall be deducted proportionally from each invoice due to EUROGENTEC under Article 6.1. In the event that ESPERION terminates or cancels this Agreement for any reason whatsoever, except for negligence, misconduct or default of EUROGENTEC, Esperion shall pay only for costs incurred as of the time of termination. All materials produced as of the time of termination shall be returned to ESPERION or destroyed at ESPERION's discretion.

6.5 EUROGENTEC shall send monthly invoices to ESPERION together with supporting documentation, and payment will be made by ESPERION within thirty (30) days from date of receipt of such invoice.

Article 7  : Liabilities of EUROGENTEC

7.1 EUROGENTEC warrants that the Clinical Batches manufactured and supplied hereunder to ESPERION shall be manufactured in accordance with Current Pharmaceutical Guidelines and shall conform to the Specification documents. The foregoing is the exclusive warranty of ESPERION for defects in the Clinical Batches manufactured by EUROGENTEC under this Agreement and is in lieu of any other warranty, express or implied, including but not limited to, implied warranty of merchantability or fitness for a particular purpose. EUROGENTEC shall have no liability hereunder for incidental or consequential damages, including lost profits.

7.2 ESPERION shall have the right to give EUROGENTEC written notice of rejection of any shipment of Clinical Batch that in whole or in part breaches EUROGENTEC's warranties, covenants and obligations under this Agreement, which notice shall be given within thirty (30) days after discovery of such breach however not later than 90 days after receipt of shipment. If there is disagreement between the parties as to whether the Clinical Batch meets Specification documents, the parties shall have such Clinical Batch tested by a mutually agreed upon third party and such party's determination as to whether such Clinical Batch meets Specification documents shall be binding on the parties hereto. The expense for such testing and for any costs associated with the destruction of such Clinical Batch shall be borne by EUROGENTEC except to the extent it is determined that EUROGENTEC is not responsible for such failure or breach. At ESPERION's option, EUROGENTEC shall promptly replace any Clinical Batch which does not conform with EUROGENTEC's warranties under this Agreement. ESPERION shall have the right to setoff any refund due ESPERION on account of any rejected Clinical Batch against invoices otherwise due or which become due to EUROGENTEC. The provisions of this Article 7.2 shall survive termination of this Agreement.

7.3 EUROGENTEC shall indemnify, defend and hold ESPERION, each affiliate of ESPERION and the officers, directors, stockholders and employees thereof (each an "ESPERION indemnified party") harmless from and against any and all losses, liabilities, damages, claims, expenses, suits, recoveries, judgments and fines (including reasonable attorneys' fees and expenses) (collectively "Losses") that may be incurred by any ESPERION

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indemnified party or any third party arising out of any (a) actual or alleged damage to property or injury or death occurring to any person arising out of possession, use or consumption by any person of the Clinical Batches to the extent that such damage, injury or death was caused by the failure of such Clinical Batches to meet Specification documents; (b) claim, action or proceeding brought by any governmental or regulatory authority arising out of or resulting from any breach of EUROGENTEC under this Agreement; or (c) breach by EUROGENTEC of any of its obligations, representations or warranties under this Agreement.

7.4 If the first 300 grams of Product is not delivered by EUROGENTEC in accordance with the time schedule set forth in Annex 3, EUROGENTEC shall pay to ESPERION, as liquidated damages for such delay and not as a penalty, an amount equal to 5% of the aggregate price hereunder for such undelivered quantity for each week (or part thereof) of delay beyond the scheduled delivery date up to a maximum of US$350,000. If any quantity of Product after of such first 300 grams is not delivered by EUROGENTEC in accordance with the time schedule set forth in Annex 3, EUROGENTEC shall pay to ESPERION, as liquidated damages for such delay and not as a penalty, an amount equal to 10% of the aggregate price hereunder for such undelivered quantity for each week (or part thereof) of delay beyond the scheduled delivery date. Such liquidated damages shall be payable by EUROGENTEC to ESPERION on demand or, at the option of ESPERION, may be offset by ESPERION against any amount owed by ESPERION to EUROGENTEC under this Agreement. Such liquidated damages cover only damages resulting from such delay in delivery and shall not limit or affect any other claims or rights which ESPERION may have hereunder or under applicable law. For delivery of future batches, EUROGENTEC shall pay to ESPERION the liquidated damages for delay and not as a penalty, an amount equal to 5% of the aggregate price hereunder for such undelivered quantity for each week (or part thereof) of delay beyond the scheduled delivery date up to a maximum of 35% of the aggregated price not to exceed US$1,000,000.

7.5 EUROGENTEC shall have no liability hereunder for incidental or consequential damages, including lost profits.

Article 8  : Liability of ESPERION

8.1 ESPERION warrants to EUROGENTEC that the use of the Strain will not involve a risk for the human beings, the animals and the environment that would require more than a containment level 2 as defined in directive 98/81/EC. In case of recombinant microorganisms, ESPERION and EUROGENTEC shall agree upon an appropriately validated procedure for the inactivation of the Strain.

8.2 ESPERION shall indemnify and hold EUROGENTEC harmless from and against any and all Losses asserted by any third party arising out of or in connection with the use of the Strain by EUROGENTEC or its employees if the Strain supplied by ESPERION does not conform to the specifications described in this Agreement and its Annexes, in particular in Article 8.1., or with the use of any products derived from the Clinical Batches delivered by EUROGENTEC to ESPERION in accordance with this Agreement, except if such damages were caused by negligence, misconduct or breach of this Agreement on the part of EUROGENTEC or its employees, subject to the terms and conditions provided for in Article 7.

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8.3  ESPERION shall have no liability hereunder for incidental or consequential damages, including lost profits.

Article 9  : Intellectual Property Rights

9.1 ESPERION agrees to indemnify and hold EUROGENTEC harmless from and against any and all claims, demands, causes of action, actions or suits, arising out or related to any intellectual property rights whatsoever owned by any third parties on techniques, know-how or materials used by EUROGENTEC in the performance of EUROGENTEC activities covered by this Agreement, which either are supplied by ESPERION or are acquired by EUROGENTEC on behalf of ESPERION at ESPERION's request.

9.2 ESPERION shall grant to EUROGENTEC a non-exclusive license for use of its necessary proprietary technologies, know-how and materials for the sole purpose of EUROGENTEC' s performance under this Agreement. EUROGENTEC warrants that any of its employees having access to such ESPERION's proprietary technologies, know-how and materials : (i) shall be made aware of the confidentiality of such technologies, know-how and materials; (ii) shall be bound by confidentiality agreements in place; (iii) will keep such technologies, know-how and materials in strict confidence; and (iv) will not disclose same to any third party.

9.3 Any proprietary technologies, information, know-how and materials owned by ESPERION or provided by ESPERION to EUROGENTEC in connection with this Agreement shall not be used by EUROGENTEC in the manufacture of any products or batches (other than the Clinical Batches manufactured for ESPERION) or disclosed or made available to any customers of EUROGENTEC or other third parties. All such information shall be deemed confidential information subject to the provisions of Article 10.

9.4 EUROGENTEC shall not enter into any agreement to manufacture any product with the same properties as Proapolipoprotein A-I.

9.5 (a) If any improvements or modifications to the Product are developed by ESPERION or EUROGENTEC, either jointly or severally, such improvements or modifications shall be the exclusive property of ESPERION and shall be held in confidence by EUROGENTEC for ESPERION's sole benefit in the development and/or the operation of manufacturing processes with respect to the Product.
EUROGENTEC shall disclose to ESPERION and receive the approval of ESPERION with respect to all such improvements or modifications relating to the manufacturing, and/or packaging process of the Products or use of the Products developed by EUROGENTEC. Any trademarks, trade names, brand names, patents, slogans, logos, copyrights, trade dress, know-how and goodwill associated with the Product shall be the sole and exclusive property of ESPERION. EUROGENTEC shall have no right or license to use any such rights at any time before, during or after the term of this Agreement, except as necessary for the manufacture, processing, packaging and supply of Clinical Batches to ESPERION hereunder.

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

     (b) It is agreed that ESPERION is the sole owner of any and all Specification documents supplied or paid for by ESPERION, and EUROGENTEC shall not use any such Specification documents except in connection with its performance under this Agreement.

     (c) The provisions of this Article 9.4 shall survive the termination or expiration of this Agreement.

Article 10  : Confidentiality

10.1 Inasmuch as some of the information and data intended to be exchanged between the parties may be confidential and proprietary to a party hereto, each of the parties hereto agrees with the other that the party receiving the confidential information (hereinafter the "Recipient Party") will maintain as secret and confidential and will not disclose to third parties without written permission from the Party disclosing the information (hereinafter the "Disclosing Party") any trade secrets and other confidential information gained from discussions, or in any other way, including but not limited to, formulae, descriptions, specifications and the like disclosed by or obtained from the Disclosing Party. The provisions contained in this Article 10.1 shall survive the termination or expiration of this Agreement.

10.2 The Recipient Party and its representatives will not practice any of the trade secrets and other confidential information of the Disclosing Party without first obtaining a license from the Disclosing Party to do so.

10.3 For purposes of this Agreement, the term "trade secrets and other confidential information" shall include and be limited to, information disclosed by the Disclosing Party to the Recipient Party that: (i) was not known to the Recipient Party at the time of such disclosure; (ii) at the time of disclosure was not or did not later on become known to or available to the public; or (iii) was not disclosed to the Recipient Party by any other Party legally entitled to disclose such information who did not, in turn, require the Recipient Party to keep the information confidential.

Article 11  : Duration and Termination

11.1 This Agreement shall become effective as of March 7, 2000 and shall remain in full force and effect until the delivery of all of the Clinical Batches or
                                                                           --
for a period of 5 years, unless extended or renewed by mutual agreement in writing.

11.2 Either party may forthwith terminate this Agreement by giving a written notice to the other if the other party commits any material breach of this Agreement and, if the breach is capable of remedy, fails to remedy it within 30 days of receipt of a written notice specifying such breach.

11.3 ESPERION may terminate this Agreement at any time upon 30 days prior written notice to EUROGENTEC.

11.4 The provisions of articles 7, 8, 9 and 10 shall continue in force in accordance with their terms, notwithstanding expiry or termination of this Agreement for any reason.

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

Article 12  : GMP Requirements

12.1 Documents to be submitted by both parties before and after a Clinical Batch production and approval procedures of such documents are detailed in Annex 1 attached hereto.

12.2 EUROGENTEC shall issue to ESPERION monthly written reports detailing its activities for each Clinical Batch.

12.3 EUROGENTEC agrees to have the production facility and records for Product inspected and/or audited by relevant regulatory agencies of any country and shall provide a copy of requested documents to authorities.

12.4 EUROGENTEC shall provide for technology transfer to any institutions upon the request of ESPERION and at ESPERION's expense based on a daily rate.

Article 13  : Miscellaneous

13.1 If any party hereto is delayed or prohibited from fulfilling its obligation or obligations under this Agreement for any reason beyond its reasonable control, including without limitation, reason of fire, war, embargoes, acts of God, unavailability of raw materials, breakdown of or damage to machinery, or equipment, strike, lock out or other labor dispute, any rule, order or regulation of any governmental authority, domestic or foreign, or any other cause or occurrence beyond the reasonable control of such party, and, if prompt written notice of said delay or prohibition shall be given to the other party, then performance of said obligation or obligations shall be excused for the period of time during which the cause of such delay or prohibition shall continue, provided that the party so impeded shall have made reasonable efforts to minimize any such delay.

13.2 All notices which are required to be given under this Agreement shall be deemed to have been sufficiently given if in writing and sent by registered mail or express courier with the requisite postage affixed, or if by fax, confirmed by registered mail or expressed courier addressed to the party notified, at the address set forth in the preamble above, or such other address as may hereinafter be given by such party to the other for notice purpose. The date of such delivery, or five (5) days after the date of such mailing, shall be the date of service of such notice.

13.3 This Agreement, together with all annexes thereto which form an integral part thereof, supersedes any previous agreements and understandings and constitutes the entire agreement between the parties hereto relating to the subject matter hereof. Any amendments, modifications, variations, or waivers, including amendments and modifications to the various annexes must be in writing and signed by both parties hereto.

13.4 This Agreement shall not be construed to make either party a legal representative of the other party or to give either party any right or power to bind the other party to any contract or the performance of any obligation to or with any third party.

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13.5  Each party shall conduct its operations as an independent contractor and no claims for taxes of any kind, nor claims arising out of labor laws, nor any other claims asserted against one party may be asserted against the other as a consequence of this Agreement.

13.6 (a) Any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement, or the breach, termination or validity thereof, shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine, and shall be finally settled by arbitration.

      (b) The arbitration shall be conducted in accordance with the World Intellectual Property Organization Arbitration Rules in effect at the time of the arbitration (the "WIPO Rules"), except as they may be modified herein or by mutual agreement of the parties.

     (c) The seat of the arbitration shall be in Geneva, Switzerland, and the arbitration shall be conducted in the English language, provided, however, that either party may submit testimony or documentary evidence in French but shall, on the request of the other party, furnish a translation or interpretation into English of any such testimony or documentary evidence.

     (d) The arbitral tribunal shall consist of a sole arbitrator who shall be selected as provided for in the WIPO Rules, except that such arbitrator must be free of any potential for bias or conflict of interest with respect to any of the parties to the dispute, whether directly or indirectly; be in a position to hear the dispute immediately and thereafter render a decision within the time specified, and be a party who is familiar with the biotechnology field.

     (e) At the request of a party, the arbitrator may take such interim measures as he deems necessary in respect of the subject matter of the dispute. In addition to the authority conferred on the arbitrator by the WIPO Rules specified above, the arbitrator shall have the authority to order reasonable discovery and production of documents.

     (f) The arbitral award shall be in writing, decided in accordance with law, state the reasons for the award, and be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers on the date first above written.

EUROGENTEC S.A.                              ESPERION THERAPEUTICS, INC.

By: /s/ Dr. Michel Thiry                     By: /s/ Dr. Roger Newton
    ------------------------------               ---------------------------------------------
    Dr. Michel Thiry                             Dr. Roger Newton
    Biopharmaceutical B.U. Manager               Esperion Therpeutics Inc., President and CEO

By: /s/ Jean Pierre Delwart                  By:
    ------------------------------               ---------------------------------------------
    Jean Pierre Delwart
    Administrateur-Delegue

                                    Annex 1

               Production of Clinical Batch and Master Cell Bank

ARTICLE 1  : Definitions

1.1 "Product" shall mean the properly packed amount of bulk of human proapolipoprotein A-I resulting from the Clinical Batch or, in case of master cell banks, the properly packed amount of viable Strain with its buffer, bottle caps and labels.

1.2 The "Specification Document" shall include the manufacturing instructions, including the identification of raw materials ("Bill of Material") and specific instrumentation, the specifications for the Product (including in case of master cell bank preparations, type and number of vials), the identification of critical steps and the QC methodologies ("Product Control Specification").

1.3 The "Process Document" shall include the procedures established by EUROGENTEC to adapt the manufacturing and QC operations defined in the Specification Document to a pharmaceutical production into its facilities applying the Current Pharmaceutical Guidelines. It shall also include general requirement under the Current Pharmaceutical Guidelines related to the use of EUROGENTEC' personnel, equipment and Production Unit, and to the preparation of documentation pertaining to the Clinical Batch operations.

1.4 The "Manufacturing Batch Record" is the collection of all manufacturing and control documentation regarding each single batch of the Product.

1.5 All other capitalized terms not defined in this Annex I shall have the meaning as described to such terms in the Production Agreement of which this Annex 1 forms an integral part.

ARTICLE 2  General responsibilities of ESPERION

2.1 For each Clinical Batch it orders and in due time before the starting of the production, ESPERION will provide EUROGENTEC with the Specification Document necessary to carry out the manufacturing and QC operations.

2.2 ESPERION will provide EUROGENTEC with the initial Strain as a glycerol suspension to be stored at - 70(degrees)C with the GMP certificate joined. Shipment of the Strain is under ESPERION's responsibility. Identity of the Strain after shipment is under ESPERION's responsibility, provided EUROGENTEC properly stores the Strain at - 70(degrees).

2.3 ESPERION will promptly communicate to EUROGENTEC any change related to the Specification Document.

2.4 ESPERION will promptly approve the Process Document prepared by EUROGENTEC before implementation of the production by EUROGENTEC. EUROGENTEC shall ensure that the manufacture of Pro-Apolipoprotein A-I shall take place in strict accordance with the Process Document (defined after discussion with EUROGENTEC and after feasibility study).

2.5 EUROGENTEC does not warrant that modifications to the Specification Document introduced by ESPERION after approval of the Process Document by ESPERION will be included in the manufacturing process.

2.6  EUROGENTEC will be responsible for batch numbering of the Product.

ARTICLE 3  : General responsibilities of EUROGENTEC

3.1 EUROGENTEC commits to accomplish its contracting work according to the Current Pharmaceutical Guidelines.

3.2 EUROGENTEC will be responsible for carrying out validation and control in the following areas:

     .  HVAC and room classification,
     .  Purification water system,
     .  Calibration of EUROGENTEC equipment,
     .  Sterilisation and decontamination equipment,
     .  Cleaning procedures.

3.3 EUROGENTEC will perform environment monitoring (Air, Surfaces) and water testing.

3.4 EUROGENTEC will prepare the Process Document and will request ESPERION's approval thereon before implementation.

3.5 EUROGENTEC will make no changes to the Process Document without formal approval of ESPERION. However, changes referring to the document lay-out or internal procedures are not subject to formal ESPERION's approval.

3.6 EUROGENTEC will prepare the Manufacturing Batch Record. The original Manufacturing Batch Record will be kept at EUROGENTEC and will be archived for a period of 2 years after the clinical trials. A copy will be delivered to ESPERION with the Product ESPERION.

3.7 EUROGENTEC will not subcontract any work without the prior written consent of ESPERION.

ARTICLE 4  Raw material

4.1 All raw materials will be QC controlled wider the responsibility of EUROGENTEC and released by EUROGENTEC in due time before production of each Clinical Batch.

ARTICLE 5  : Manufacturing

5.1 Division of responsibilities between the parties concerning the manufacturing operations is specified in Annex 2 which is considered to be part of the Agreement.

5.2 Modification to the Process Document may be required if a conflict between a specific process contained in the Process Document and the spirit of the Current Pharmaceutical Guidelines is observed during the manufacturing operations. Such modification will be subject to approval by ESPERION before EUROGENTEC can continue the manufacturing process. ESPERION's failure to approve or reject the modification in due time will free the responsibility of EUROGENTEC concerning the failure to manufacture the Product.

ARTICLE 6  Release of Product

6.1 The Qualified Person of EUROGENTEC will review each single Manufacturing Batch Record for compliance with the Process Document. EUROGENTEC will release each single batch for shipment to ESPERION only after full compliance of the batch documentation with the Process Document. He will notify ESPERION of any significant deviation prior to release and shipment.

6.2 The Qualified Person of EUROGENTEC will notify the release of each single batch to ESPERION by means of a product specific release certificate limited to the manufacturing specifications and the specifications of the controls being performed by EUROGENTEC or by an external contractor under its responsibility.

6.3 An appropriate number of samples of Product or amount of intermediate active ingredient, as specified in the Specification Document, will be conserved by EUROGENTEC for retesting in case of disagreement between EUROGENTEC and ESPERION about EUROGENTEC' responsibility in Product failure to conform to the product specifications.

ARTICLE 7  Storage and transport

7.1 The transport of the Product will be organized by ESPERION and will be done under its own responsibility and at its own expenses.

7.2 If physically possible, EUROGENTEC may store the Product for a short period of time upon ESPERION's prior agreement.

                                    Annex 2

              Clinical Batch:  Responsibilities for Manufacturing

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       Responsibilities
           Area                           Activity or event                        -----------------------              Comment
                                                                                   EUROGENTEC  Contracting
                                                                                                 Partner
------------------------------------------------------------------------------------------------------------------------------------
Initiate                     Obtain batch order                                                    X

                             Inspect and release facilities and equipment for use      X
------------------------------------------------------------------------------------------------------------------------------------
Raw Materials
                             Purchase of raw materials                                 X
                             Release of raw materials                                  X
Manufacture                  Manufacture                                               X
Fermentation, downstream &   Establishing sample procedures                            X
harvesting                   Perform sampling                                          X               -----------------------------
                             Perform in-process testing                                X
                             Perform release testing on intermediaries
                             Decide rework on intermediates                            X                      If acceptable
                                                                                                             according to GMP
------------------------------------------------------------------------------------------------------------------------------------
Manufacture                  Manufacture                                               X
(purification)               Establish sampling procedures                                         X
                             Perform Sampling                                          X
                             Perform in-process testing (IPC)                          X
                             Perform release testing on intermediates                  X

                             Decide work on intermediates                              X                      If acceptable
                                                                                                             according to GMP
------------------------------------------------------------------------------------------------------------------------------------
Quality assurance            Perform environmental testing                             X               Copies of all records shall
                             Maintain test records                                     X               be provided to Esperion
                             File batch record                                         X
                             Audit bulk operations                                     X           X
-------------------------------------------------------------------------------
Release/Reject/Rework        Review and release batch record                           X       ------------------------------------
                             Release/reject batch                                      X               Contacting Partner may
                                                                                                       reject a batch released by
                                                                                                       EUROGENTEC
                             Resolved and document any manufacturing problems          X
                             not implying rework

                             Dispose of rejected material                                          X
                             Maintain reject records                                   X

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      Responsibilities
           Area                   Activity or event                                -----------------------              Comment
                                                                                   EUROGENTEC  Contracting
                                                                                                Partner
----------------------------------------------------------------------------------------------------------------------------------
                             Store release bulk                                        X
                             Reconcile material usage                                  X
QC                           Take and store retention samples                          X
                             Take and store stability samples                                          X
                             Operate bioburden program for facilities and              X
                             equipment
                             Perform release testing on purified bulk                  X               X
                             Provide process analytical guide                                          X
-----------------------------------------------------------------------------------------------------------------------------------
Cleaning                     Dispose of unused materials                               X
                             Clean facilities and equipment                            X
                             Establish and update cleaning procedures                  X
-----------------------------------------------------------------------------------------------------------------------------------

                                    Annex 3

                                  The Project


ARTICLE 1  : Definitions

(A listing of the various steps required to achieve the project)

ARTICLE 2  : Schedule

(A precise table of succession of the various steps and their duration)

ARTICLE 3  : Resources implications

-------------------------------------------------------------------------------
           ACTIVITIES              % of implication for the       DURATION
                                          project
-------------------------------------------------------------------------------
FERMENTATION Production Team
-------------------------------------------------------------------------------
DOWN-STREAM Production Team
-------------------------------------------------------------------------------
FERMENTATION Development Team
-------------------------------------------------------------------------------
DOWN-STREAM Development Team
-------------------------------------------------------------------------------
QC Team
-------------------------------------------------------------------------------
AQ Team
-------------------------------------------------------------------------------
Management, maintenance &
 logistics
-------------------------------------------------------------------------------

                                    Annex 4

                                   The Price


ARTICLE 1 : Definitions

     All prices are in BEF and are exclusive of VAT.

ARTICLE 2  Article 2 : Price list

------------------------------------------------------------------------------
          ACTIVITIES                    PRICE PER WEEK (MONTH)
------------------------------------------------------------------------------
FERMENTATION Production Team
------------------------------------------------------------------------------
DOWN-STREAM Production Team
------------------------------------------------------------------------------
FERMENTATION Development Team
------------------------------------------------------------------------------
DOWN-STREAM Development Team
------------------------------------------------------------------------------
QC Team
------------------------------------------------------------------------------
AQ Team
------------------------------------------------------------------------------
Management, maintenance & Logistics
------------------------------------------------------------------------------

ARTICLE 3 : Price estimation for the Project

           ACTIVITIES              % of implication for    DURATION     PRICE
                                        the project                   ESTIMATION
--------------------------------------------------------------------------------
FERMENTATION Production Team
--------------------------------------------------------------------------------
DOWN-STREAM Production Team
--------------------------------------------------------------------------------
FERMENTATION Development Team
--------------------------------------------------------------------------------
DOWN-STREAM Development Team
--------------------------------------------------------------------------------
QC Team
--------------------------------------------------------------------------------
AQ Team
--------------------------------------------------------------------------------
Management, maintenance &
 Logistics
--------------------------------------------------------------------------------
             TOTAL:
--------------------------------------------------------------------------------

                                    Annex 3

                                  The Project


ARTICLE 1 : Definitions
The work programme is defined in the attached document

     -----------------------------------------------------------
            Pro-APO Al Project -- Work Programme -3
     -----------------------------------------------------------

The allocation of the rooms in the GMP production facility of Eurogentec is described in the attached document

     -----------------------------------------------------------
      (Room allocation - Proapolipoprotein Al (ApoAl project)
     -----------------------------------------------------------

ARTICLE 2 : Schedule

The schedule is defined by the gantt charts

     -----------------------------------------------------------
                 Pro-ApoAl total 06 March 2000
     -----------------------------------------------------------

and

     -----------------------------------------------------------
                         Pro-ApoAl DSP
     -----------------------------------------------------------

        ---------------------------------------------------------------
                   [Pro-APO A1 Project - Work Programme - 3
        ---------------------------------------------------------------

Final work programme revised as March 6, 2000.

1   Introduction

Following the visit of 19 January 2000 of Mrs Rea and Dasseux who presented the pro-APO Al project, there have been two technical meetings with Mrs Simon to study in depth the production process.

The objective of this analysis was to answer two questions. First can Eurogentec perform the production process and his largest scale (300 litres), and second, is it possible to deliver 300 g of pro-APO Al for end of June.

It came to the conclusion that providing some moderate scaling up, Eurogentec should be capable of performing the production up to the delivery of purified pro-APO A1 ready for fomulation. To say, down to point V of the pro-APO A1Rec flow sheet provided by Mr Simon in the February 3 meeting. Providing the very tight timing and the necessity to provide 300 g of product, it is impossible to accommodate the formulation of the pro-APO Al. Moreover, Eurogentec has no experience in such formulation, hence it is probably more efficient that Esperion takes care of the formulation or outsource it to a specialised contractor.

Regarding the delivery of 300 g of purified pro-APO Al this target can be achieved providing that the announced yield of 200 mg of purified protein per litre of culture broth is observed and that the purification process can be performed at the 3001 scale.

2   Technology transfer

A technology transfer phase has been designed. It has been much compressed to meet the June dead line.

2.1 Fermentation

The fermentation in the R&D laboratory will be performed at the 20 litres scale that is directly scalable to 300 litres owing to our extensive experience of E. coli processes. The purpose of the fermentation will be (1) to master the process developed by Dr. Simon and (ii) to provide material for the down stream processing (DSP).

Two fermentations have been programmed with the process of Dr Simon. The protocol will be superstitiously reproduced in every details. A third one will be done if the parameterisation of the fed batch flow is more difficult than expected.

As soon as the DSP has reproduced the process and the QC as established the necessary assays to qualify the protein, a fermentation will be performed according to our standard fermentation formula. It has been improved for years and has always been superior to what our sponsors have provided. During our meetings, we have expressed some concerns on the fermentation protocol used so far which appears to us to be outdated and not usefully complex, hence with some consistency issue. If our standard formula yields similar amount of best quality protein, we will propose to you to change for our simpler and more efficient protocol. If not, we will continue with the current method.

As soon as the fermentation protocol is implemented in the laboratory, it will be transferred to the production unit. Two fermentations are planned to first confirm the scalability of the process second, to set the harvest parameters. So far the bacterial cells were harvested as a solid paste, this is impossible with our equipment at the 300 litres scale. The continuous centrifuge yields highly enriched cell suspension in buffer. Will this buffer exchange in the centrifuge be sufficient to go on with the process and how many cycles will be necessary to achieve sufficient medium removal. The cells harvested at this stage will be directly transferred to the R&D DSP laboratory for further processing and assessment of quality.

The first step of full-scale liquid-liquid extraction and filtrabiity of the pro-APO Al fraction will be tested at this stage. The purchase of two large volume centrifuge will be necessary to run the process at the 300 litres scale.

Two more 300 litres fermentations are planned for further consistency and to provide adequate material for the first full-scale purification, see annexed Gantt chart (Esperion total).

At the completion of these assays, the fermentation process, harvest and extraction will be ready for true GMP operations.

2.2  Downstream processing

Starting from the cells harvested from the first fermentation, the exact process described will be repeated at the 1 litre scale. The columns will be scaled for a 1 litre process as a 100 x scale down from the described process. The flows will be reduced accordingly.

In order to optimise the flows, a second purification will be performed at the 1 litre scale. The flow will be increased to the usual value for the said' chromatographic resin. This step is crucial to be able to perform the complete DSP within one working week.

A third purification will be performed on the same columns, possibly with the increased flows, but at the 3 litres scale. Dr Simon told us that the capacity of the columns was largely superior to what was needed for his scale of operation. The aim of this step is to investigate the possibility of running the GMP process at the 300 litres scale instead of 100 litres. The final size of the column will be set according to the result obtained at this stage. Of course in process control will be implemented in order to document possible overloading of the columns.

The most delicate step of the current process is the final SP chromatography with a pH gradient. We could obtain only fragmentary data on that part of the process. So two kinds of gradient durations will be tested, 4 or 16 hours. The impact of the result on the duration of the DSP is pivotal.

If necessary any of these experiments will be repeated in order to obtain consistent results. Eurogentec can provide the material obtained during these early development stages.. It will be appreciate that Esperion can run some testing on the purified protein and confirms our QC results.

At this stage, the fermentation team will be growing the strain in the 300 litres fermentor and will investigate the harvest procedure. The complete DSP will be performed at small scale on the material fermented and harvested at large scale in order to verify that the full scale harvest and liquid-liquid extraction perform according to the expectation.

The sterile filtration of the PEG fraction following the liquid-liquid extraction will be developed at this stage in close collaboration between the fermentation and DSP teams.

Finally, two full-scale purifications will be performed in the GMP production unit in order to validate the flow rates and column load before entering true GMP operations. At this stage it will be possible to give a forecast of the production yield.

The product obtained can be used for formulation or animal studies.

A second industrial chromatograph will be purchased to achieve the highest consistency level.

2.3    Quality Control

The QC and IPC tests will be developed concomitantly with the development of femientation and DSP. The GMP QC team will be in charge of this development. One supplementary technician will be engaged. There is a trained person on the waiting list so that this hiring should cause no hurdle.

2.3.1  QC on raw materials

The listing of the raw material currently used in the process shows that 13 compounds are not yet in our warehouse. The testing of those for which pharmacopoeia monographs are available will be outsourced to a licensed laboratory. These controls will be outsourced in order to allow the QC team to properly adapt or develop the pro-APO Al specific controls.

We will set the specifications and QC procedures for then 5 compounds that don't have monographs (Dextran T500, Hepes, Mops, ammonium sulfate & IPTG). The controls will be performed in house.

2.3.2  Fermentation IPC

These tests such as purity, identification, plasmid retention, dry weight are adaptation of the current tests and should not cause any hurdles.

However, we would appreciate to have an end of femientation test that measures the level of expression of the pro-APO Al. This test will be transferred from the laboratoiy of Dr Simon.

2.3.3  Purification IPC

Specific procedures need to be adapted for the protein assay, SDS-PAGE and IEF.

2.3.4  Quality Control on purified bulk

The following test has been planned and will be adapted or transferred from laboratory of Dr Simon.

       1.  Protein quantification

       2.  Purity by SDS-PAGE

       3.  Identity of pro-APO Al by Western blot / ELISA

       4. Activity of pro-APO Al by RIA (availability of reagent is still questionable)

       5.  IEF

       6.  Endotoxins (gel clot following pre-treatment of the sample)

       7.  Residual DNA (quantitative PCR) possibly outsourced

       8.  Sterility

       9.  Purity of bulk by measurement of E.  coli contaminant (ELISA/WB)

Since the final bulk and most of the chromatographic process is performed in urea, a specific urea removal method has to be defined. Gel filtration on disposable columns or dialysis will be evaluated.

3  Seeds

Due to the heavy workload caused by the transfer and adaptation of the process, Eurogentec will probably not be capable of constructing the Master Cell Bank and Working Cell Bank of the strain. It is suggested that Esperion outsources these tasks to a specialised company such as Q-one Biotech in England.

4  GMP manufacturing

The GMP manufacturing will be performed according to rules described in the provisional "quality package" that has been given to Esperion during our first meeting.

The annexed Gantt chart (Esperion DSP) shows the detail of the operation for one week. Two distinct series of operation are presented, first, the fermentation and DSP operation performed in the fermentation hail down to the freezing of the disrupted cells and second, the DSP operations starting from the liquid-liquid extraction down to the sterile filtration of the bulk. In the example shown, the DSP operation would use material produced on the week before.

On the Monday there will be two distinct operations in the fermentation hall, the conditioning of the fermentor for the next run and the extraction-maturation procedure on the broken cells produced in a previous run.

To reduce the risks of fermentor breakdown, both fennentors will undergo complete service before the campaign. The downstream processing equipment should be trouble free.

The buffers and media will be prepared daily and used immediately. One additional staff will be engaged for buffer preparation and environmental control.

The additional staff engagement was planned a few weeks later to service the second production unit. The construction of this unit is planned to start by June, but at this period only external embankment works are scheduled, they should not impact on the GMP operations.

Each batch will undergo full QC testing and will be released for use in human by our QA officer. The main criteria for release will be purity, endotoxins, residual DNA and sterility. The batches will be stored on site or forwarded to you or to the company performing the formulation and freeze drying as you will instruct us.

To produce 300 g of purified proApo Al protein with an announced yield of 200 mg per litre of culture broth, 1500 litres are necessary. Thus 5 runs should be sufficient. 2 more runs have been planned as back up. If all the runs perform according to the' specifications, more protein, possibly 420 g will be delivered.

The product will be released as discrete batches of expectedly 60 g. A full batch record will accompany each batch.

The batches will be sterile filtered and stored at --20(degrees)C until delivery. We will agree on the type of containers. The shipment will be organised in dry ice with temperature record if you wish.

5  Project Management

Mr Alain Lamproye, director of the production unit, will be the project manager. Upon reception of your order and signature of the contract, he will organise a Product Development Committee (PDC) in charge of the coordination of the project. The team leaders from R&D fermentation, R&D DSP, GMP fermentation, GMP DSP, QC and QA are statutory members of the PDC. At the beginning of the project they will meet on a weekly basis. Additional technical meetings can be organised to address specific issues. Mr Simon might be invited to these meetings.

Eurogentec will appreciate that Esperion also nominates a project manager to whom it will refer on a regular basis. This person will be welcome to assist to the PDC's and to stay in our facility for any period of time. Phone conferences can also be organised.

Due to the very compact development scheme, the division of the project into phases and milestone might be detrimental to a fast execution. We would rather propose to establish immediately the closest relationship with your project manager so that we can together adapt the course of the programme to the reality of the experimental facts.

Nevertheless, two important milestones can be identified, one at the end of the small scale DSP operation with 300 litres fermentor material, the other at the end of the full scale feasibility. At this stage the expected production rate will be ascertained.

6    Budget

6.1  Technology transfer

The cost of the technology transfer as displayed in the Esperion total Gantt chart will be BEF 7,765,000. This price is all-inclusive.

6.2  GMP operation

The cost of the GMP operation as described here above and in the Esperion total and Esperion GMP Gantt chart will be BEF 29,250,000. This price excludes the raw materials and chromatographic media costs, those cost will not exceed USD 40,000. Those will be invoiced separately.


Michel Thiry

6 March 2000

                     Proapolipoprotein A1 (ApoA1 project)

                             Esperion Therapeutics
                             ---------------------


                          Step                                        Equipment
Preculture                                                          Conical flask
Fermentation (350L) : E coli                               Fermentor IF-500 (New Brunswick

Cell concentration                                          Continue centrifuge (Westfalia
                                                                        CSA119
Cell storage (-20(degrees)C)                                         Freezer - 20(degrees)C
Cell breakage                                              DynoMil D20 (glass bead miller)
Liquid/liquid extraction                                             Nalgene tank
Centrifugation                                             Centrifuge (Beckman Avanti-J20)

Filtration, 0,22 um
------------------------------------------------------------------------------------------------

1/st/ chromatographic step: Q Sepharose FF                     BioProcess (Pharmacia) nr1
(ion exchange)                                                 Column : Modulne 180 (degrees) 250
2/nd/ chromatographic step: Q Sepharose FF                     BioProcess (Pharmacia) nr2
(ion exchange)                                                 Column : Vantage 250 (degrees) 500
3/rd/ chromatographic step: Sepharose Phenyl CL4B              BioProcess (Pharmacia) nr1
(hydrophobic)                                                  Column : Modulne 350 (degrees) 500

4/th/ chromatographic step: Q Sepharose FF                     BioProcess (Pharmacia) nr2
(ion exchange)                                                  Column : Vantage 90 (degrees) 500
5/th/ chromatographic step: Chelating Sepharose FF             BioProcess (Pharmacia) nr1
 (affinity)                                                     Column : Modulne 90 (degrees) 500


6/th/ chromatographic step: SP Sepharose FF                    BioProcess (Pharmacia) nr2
(ion exchange)                                                  Column : Vantage 90 (degrees) 500

------------------------------------------------------------------------------------------------
Sterile filtration
Purified bulk aliquoting
------------------------------------------------------------------------------------------------
Purified bulk storage (-20(degrees)C)                                Freezer -20(degrees)C


                          Step                                           Operations                                 Class    Room
Preculture                                                                                                           10000  A01-D-05
Fermentation (350L) : E coli                                Culture: Fed-batch mode                                  10000  A01-D-04
                                                            (ApoA1 soluble expression
Cell concentration                                                 Buffer exchange                                   10000  A01-D-04

Cell storage (-20(degrees)C)                                                                                         10000  A01-D-04
Cell breakage                                                                                                        10000  A01-D-04
Liquid/liquid extraction                               PEG / Dextran extraction (16 hours at 4(degrees)C, stirring   10000  A01-D-04
Centrifugation
                                                   Centrifugation: 8000 rpm, 15 minutes -->supernatant Supernatant   10000  A01-D-04
                                                                                                          recovery
Filtration, 0,22 um                                               Supernatant clarification between chromatography   10000  A01-D-04
------------------------------------------------------------------------------------------------------------------------------------
1/st/ chromatographic step: Q Sepharose FF                                  Negative mode (flowthrough collection)   10000  A02-C-05
(ion exchange)                                                                                    Protease removal
2/nd/ chromatographic step: Q Sepharose FF                                                           Positive mode   10000  A02-C-05
(ion exchange)
3/rd/ chromatographic step: Sepharose Phenyl CL4B                                                Elution : urea 6M   10000  A02-C-05
(hydrophobic)

4/th/ chromatographic step: Q Sepharose FF                                                           Positive Mode   10000  A02-C-05
(ion exchange)
5/th/ chromatographic step: Chelating Sepharose FF                                                      Metal : Cu   10000  A02-C-05
 (affinity)                                                                             Two columns used in series
                                                                        The second one is not saturated with metal
                                                                                       (Cu removal during elution)

6/th/ chromatographic step: SP Sepharose FF                                               Deamidated forms removal   10000  A02-C-05
(ion exchange)                                                                                    Gradient elution
                                                              IEF analysis of eluted fractions - fractions pooling
                                                              ----------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Sterile filtration                                                                                                     100   A03-B-5
Purified bulk aliquoting                                                                                               100   A03-B-5
------------------------------------------------------------------------------------------------------------------------------------
Purified bulk storage (-20(degrees)C)

Nom de la tache                           Duree
-------------------------------------------------------------------------------------------------------------------------------
Fermentation                            38 jours
----------------------------------------------------
  Fermentation 20 | 1                   2 jours
----------------------------------------------------
  Fermentation 20 | 2                   2 jours
----------------------------------------------------
  Fermentation20 | 3                    2 jours
----------------------------------------------------
  Fermentation300 | 1                   3 jours
----------------------------------------------------
  Fermentation300 | 2                   3 jours                                  GRAPHICS OMITTED
----------------------------------------------------
  Fermentation300 | 3                   3 jour
----------------------------------------------------
  Fermentation 300 | 4                  3 jours
----------------------------------------------------
Down stream processing                  44 jours
----------------------------------------------------
  repeatability 1|                      2,8 sms
----------------------------------------------------
  optimisation 1|                       1 sm
----------------------------------------------------
  process 3| + gradient (1/100)         1 sm
----------------------------------------------------
  process 31 with 300 | material        I sm
----------------------------------------------------
  Decision point                        0 jour
----------------------------------------------------
  full scale feasibility                14 jours
----------------------------------------------------
  Decision point                        0 jour
----------------------------------------------------
GMP production                          45 jours
----------------------------------------------------
  run 1                                 2 sms
----------------------------------------------------
  run 2                                 2 sms
----------------------------------------------------
  run 3                                 2 sms
----------------------------------------------------
  run 4                                 2 sms
----------------------------------------------------
  run 5                                 2 sms
----------------------------------------------------
  backup run 1                          2 sms
----------------------------------------------------
  release of the last batch             jour
----------------------------------------------------
Outsourced Cell Banking                 4 sms
----------------------------------------------------
QC operations                           89jours
----------------------------------------------------
  Raw materials controls                40 jours
----------------------------------------------------
  Development of IPC                    40 jours
----------------------------------------------------
  Development of QC on bulk             45 jours
----------------------------------------------------
  Environmental controls (GMP)          jours
----------------------------------------------------
  QC on bulks                           59 jours
----------------------------------------------------
QA operations                           112 jours
----------------------------------------------------
  Raw material specifications           29jours
----------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Nom de la tache                           Duree
----------------------------------------------------
  Review RM SOP                         17 jours
----------------------------------------------------
  Review of QC & IPC SOP                27jours
----------------------------------------------------
  Set product specifications            7 jours
----------------------------------------------------
  Review process document               8 jours
----------------------------------------------------
  Notification to MH                    0 jour
----------------------------------------------------
  Obtain clearance from MH              0 jour
----------------------------------------------------
  Review batch records                  39 jours
----------------------------------------------------
  Releases of bulks                     36 jours
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
A1 project Fermentation steps
----------------------------------------
Fermentation
----------------------------------------
Fermentator set-up
----------------------------------------
Preculture inoculation
----------------------------------------
SIP Filter skid
----------------------------------------
Fermentator aviation
----------------------------------------
Fermentation (cell growth)
----------------------------------------
Induction                                                                  GRAPHICS OMITTED
----------------------------------------
  Cellular concentration
----------------------------------------
  Cell breakage
----------------------------------------
  Cell freezing
----------------------------------------
  CIP fermentor
----------------------------------------
  SIP fermentor
----------------------------------------
  CIP CU1
----------------------------------------
  SIP CU1
----------------------------------------
  CIP centrifuge Westfalia
----------------------------------------
  SIP centrifuge Wesfalia
----------------------------------------
  CIP CU2
----------------------------------------
  SIP CU2
----------------------------------------
Al project: purification steps
----------------------------------------
Downstream 100.000
----------------------------------------
  Cell thawing
----------------------------------------
  Liquid: Liquid extraction
----------------------------------------
  1/st/ Centrifugation
----------------------------------------
  Maturation
----------------------------------------
  2/nd/ Centrifugation
----------------------------------------
  Sterile filtration
----------------------------------------
Downstream 10.000
----------------------------------------
  First column (QAE (-))
----------------------------------------
     QAE (-) equilibration.
----------------------------------------
     QAE (-) load
----------------------------------------

----------------------------------------
     QAE (-) elution
----------------------------------------
     QAE (-) regeneration
----------------------------------------
  Second column (QAE (+)
----------------------------------------
     QAE (+) equilibration.
----------------------------------------
     QAE (+) load
----------------------------------------
     QAE (+) elution
----------------------------------------
     QAE (+) regeneration
----------------------------------------
  Third column (HIC
----------------------------------------
     HIC Phenyl equilibration
----------------------------------------
     HIC Phenyl load
----------------------------------------
     HIC Phenyl elution
----------------------------------------
     HIC Phenyl regeneration
----------------------------------------
  Fourth column (QAE (+))
----------------------------------------
     QAE (+) equilibration.
----------------------------------------
     QAE (+) load
----------------------------------------
     QAE (+) washing
----------------------------------------
     QAE (+) elution
----------------------------------------
     QAE (+) regeneration
----------------------------------------
Fifth column (Chelate FF)
----------------------------------------
     Chelate FF equilibration.
----------------------------------------
     Chelate FF load
----------------------------------------
     Chelate FF elution
----------------------------------------
     Chelate FF regeneration
----------------------------------------
Sixth column (SP Sepharose)
----------------------------------------
     SPFF equilibration.
----------------------------------------
     SPFF load
----------------------------------------
     SPFF washing
----------------------------------------
     SPFF elution
----------------------------------------
     SPFF regeneration
----------------------------------------
     Fraction pooling
----------------------------------------
Sterile filtration
----------------------------------------
  Class 100 operations
----------------------------------------

----------------------------------------
Quality Control
----------------------------------------
  IPC analysis (IEF)
-------------------------------------------------------------------------------------------------------------------------------

                                    Annex 4

                                   The Price

ARTICLE 1: Definitions

     All prices are in BEF or in USD as specified and are exclusive of VAT.

ARTICLE 2: Prices

     The price of the technology transfer phase is BEF 7,765,000.

     The price of the GMP manufacturing phase is BEF 29,250,000.

     The cost of the raw materials shall not exceed USD 40,000.